UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015 (November 2, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on August 3, 2015 (the “Petition Date”) Alpha Natural Resources, Inc. (the “Company”)and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: Alpha Natural Resources, Inc., et al., Case No. 15-33896 (the "Bankruptcy Case").

DIP Credit Agreements

Also as previously disclosed, the Debtors also filed a motion (the “DIP Motion”) on the Petition Date seeking authorization to use cash collateral and to approve financing (the “DIP Financing”) under (i) that certain Superpriority Secured Debtor-In-Possession Credit Agreement by and among the Company as borrower (“Borrower”), certain Debtors party thereto as guarantors, the lenders party thereto (the “First Out DIP Lenders”) and Citibank, N.A. (the “First Out Agent”) as Administrative Agent and Collateral Agent (as amended by Amendment No. 1 and Amendment No. 2, and as may be further amended from time to time, the “First Out DIP Credit Agreement”) and (ii) that certain Superpriority Secured Second Out Debtor-in-Possession Credit Agreement by and among the Company as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “Second Out DIP Lenders” and together with the First Out DIP Lenders, the “DIP Lenders”), the issuing banks thereto and Citicorp North America, Inc. as Administrative Agent and Collateral Agent (the “Second Out DIP Credit Agreement” and together with the First Out DIP Credit Agreement, the “DIP Credit Agreements”). On August 4, 2015, the Bankruptcy Court issued an interim order approving the DIP Motion on an interim basis (Docket No. 82) (the “Interim Order”) and on September 17, 2015, the Bankruptcy Court issued a final order approving the DIP Motion on a final basis (Docket No. 465) (the “Final Order” and together with the Interim Order, the “DIP Orders”).

Third DIP Amendment

On November 2, 2015, the Debtors entered into that certain Waiver and Amendment No. 3 to Superpriority Secured Debtor-in-Possession Credit Agreement (the “Third DIP Amendment”). On November 3, 2015, the Debtors filed with the Bankruptcy Court a motion (Docket No. 804) (the “Amendment Approval Motion”) seeking, among other things, authorization of an increase in letter of credit capacity of up to $30 million as set forth in the Third DIP Amendment and approval to pay certain related fees to the arranger thereunder. The Bankruptcy Court has scheduled a hearing to consider approval of the Amendment Approval Motion on November 17, 2015.

On November 2, 2015, as required by the terms of the Final Order, the Debtors delivered notice of the Third DIP Amendment to the United States Trustee (the “UST”) and the Official Committee of Unsecured Creditors’ Committee (the “UCC” and together with the UST, the “Amendment Notice Parties”) appointed in the Bankruptcy Case. Pursuant to the Final Order, the Amendment Notice Parties have until November 12, 2015 (the “Notice Party Objection Deadline”) to object to certain material amendments in the Third DIP Amendment relating to the Case Milestones (as defined below) and financial covenants.

Amendments to the First Out DIP Credit Agreement under the Third DIP Amendment include, but are not limited to the following:

1.
DIP Term LC Facility (as described in the DIP Credit Agreements) increased from $108 million to up to $138 million, which may be further increased as agreed by the Borrower and the First Out Agent on a temporary basis solely to facilitate the replacement of certain existing letters of credit (but in no event to exceed $201 million). In connection therewith, the Third DIP Amendment amends certain related definitions and other provisions of the First Out DIP Credit Agreement that establish minimum requirements for the Debtors to cash collateralize letters of credit under the DIP Term LC Facility and conditions for the issuance of new letters of credit thereunder (such amendments, collectively, the “LC Amendment”).

2.	Case milestones relating to the Bankruptcy Case (the “Case Milestones”) were revised. The Case Milestones, in their entirety, are as follows:

a.
Deliver to the First Out Agent (for distribution to the private-side Lenders) a mine-by-mine analysis, detailing, among other things, historical and projected financials, transportation methodologies, coal types, mining method, facilities, annual capacity and asset retirement obligation liabilities, (i) with respect to an initial set of mines (starting, to the extent possible, with the largest mines) by no later than November 10, 2015, and (ii) with respect to all mines not covered in the foregoing delivery, by no later than November 20, 2015.

b.
No later than November 30, 2015, identify and add additional assets, reasonably acceptable to the Required Lenders (as defined in the DIP Credit Agreements) (it being understood and agreed that the assets identified to Davis Polk & Wardwell, LLP (counsel for the First Out Agent) in writing on or about the date of the Amendment No. 3 to Superpriority Secured Debtor-in-Possession Credit Agreement shall be deemed reasonably acceptable to the Required Lenders), to the pending asset sale process and populate one or more datarooms with information and finalize marketing materials to support the marketing process related thereto.

c.
No later than January 8, 2016: (i) populate one or more datarooms and finalize related marketing materials to support the marketing processes for certain assets reasonably acceptable to the Required Lenders; (ii) deliver to the First Out Agent (for distribution to the Lenders) the Agreed Business Plan (as defined in the Third DIP Amendment); and (iii) the Debtors enter into a restructuring support agreement with the Required Lenders and the First Out Agent, in form and substance satisfactory to the Required Lenders and the First Out Agent, based on the Agreed Business Plan (the “Restructuring Support Agreement”).

d.
Within 155 days following the Petition Date, deliver proposals contemplated in the Agreed Business Plan, if any, (i) to authorized union representatives seeking modifications with respect to collective bargaining agreements and (ii) to authorized representatives of retirees seeking modifications with respect to retiree benefits, in each case, consistent with and solely to the extent required by the Agreed Business Plan (any savings and work rule changes reflected in such proposals, collectively, the “Labor/Benefits Savings”).

e.	Within 215 days following the Petition Date, seek Bankruptcy Court approval of any Labor/Benefits Savings consistent with the Agreed Business Plan.

f.
To the extent that any Labor/Benefits Savings consistent with the Agreed Business Plan are not otherwise achieved on a consensual basis without the need for court relief, obtain any requested Labor/Benefits Orders within 320 days of the Petition Date.

g.	Within 300 days following the Petition Date, file an acceptable plan of reorganization.

h.	Within 90 days following the filing of an acceptable plan of reorganization, entry by the Bankruptcy Court of an order confirming such acceptable plan of reorganization.

3.	Amends, in and certain instances, restates, certain financial reporting and information sharing covenants.

4.	Amends and restates covenants governing the capital expenditures permitted under the DIP Credit Agreements, and minimum liquidity requirements set forth in the DIP Credit Agreements.

The LC Amendment will become effective only if, among other things, the Bankruptcy Court enters a final order approving the Amendment Approval Motion and the Third DIP Amendment. Amendments to the Case Milestones and amendments to the covenants regarding capital expenditures and minimum liquidity are subject to the Amendment Notice Parties’ objection rights, as set forth above. To the extent that no objection is raised by an Amendment Notice Party by the Notice Party Objection Deadline, these amendments will become effective as of such date. To the extent, however, that an objection is raised by an Amendment Notice Party prior to the Notice Party Objection Deadline, these amendments will only become effective upon a final order of the Bankruptcy Court approving the Amendment Approval Motion and the Third DIP Amendment. All other provisions of the Third DIP Amendment became effective on November 2, 2015.

In addition to the foregoing amendments, pursuant to the Third DIP Amendment, the Required Lenders under the First Out DIP Credit Agreement waived any defaults or events of default that may have occurred under the DIP Credit Agreements as a result of the Debtors’ failure to provide to the DIP Lenders certain reporting as required under the First Out DIP Credit Agreement.

As contemplated in Third DIP Amendment, the Debtors are required to pay (i) a consent fee to each DIP Lender that executed the Third DIP Amendment on or before 5:00pm (Eastern time) November 2, 2015, in an amount equal to 0.25% of the outstanding principal amount of each such DIP Lender’s term loans and (ii) the structuring and arrangement fees required to be paid by the Borrower in connection with the Third DIP Amendment as set forth in fee letters filed with the Bankruptcy Court under seal on November 3, 2015.

The foregoing description of the Third DIP Amendment does not purport to be complete and is qualified in its entirety by reference to the Third DIP Amendment, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01, above, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.     Description

10.1
Waiver and Amendment No. 3 to Superpriority Secured Debtor-In-Possession Credit Agreement dated as of November 2, 2015 by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto, Citibank, N.A. as administrative agent and other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: November 5, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT LIST

Exhibit No.     Description

10.1
Waiver and Amendment No. 3 to Superpriority Secured Debtor-In-Possession Credit Agreement dated as of November 2, 2015 by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto, Citibank, N.A. as administrative agent and other agents party thereto.